Exhibit 25.1

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)  ☐

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

One Wall Street, New York, N.Y.	10286
(Address of principal executive offices)	(Zip code)

INSIGHT MIDWEST, L.P.

(Exact name of obligor as specified in its charter)

Delaware	13-4079232
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

INSIGHT CAPITAL, INC.

(Exact name of obligor as specified in its charter)

Delaware	13-4079679
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

810 Seventh Avenue New York, New York	10019
(Address of principal executive offices)	(Zip code)

9-3/4% Senior Notes due 2009

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Name	Address

Superintendent of Banks of the State of New York,	2 Rector Street, New York N.Y. 10006, and Albany, N.Y. 12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York, N.Y. 10045

Federal Deposit Insurance Corporation	Washington, D.C. 20429

New York Clearing House Association	New York, New York 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

6.	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

2

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 2nd day of June, 2003.

THE BANK OF NEW YORK

By:	/s/ ROBERT MASSIMILLO
Name:	ROBERT MASSIMILLO
Title:	VICE PRESIDENT

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2003, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$4,389,492
Interest-bearing balances	3,288,212
Securities:
Held-to-maturity securities	654,763
Available-for-sale securities	17,626,360
Federal funds sold in domestic offices	1,759,600
Securities purchased under agreements to resell	911,600
Loans and lease financing receivables:
Loans and leases held for sale	724,074
Loans and leases, net of unearned income	32,368,718
LESS: Allowance for loan and lease losses	826,505
Loans and leases, net of unearned income and allowance	31,542,213
Trading Assets	7,527,662
Premises and fixed assets (including capitalized leases)	825,706
Other real estate owned	164
Investments in unconsolidated subsidiaries and associated companies	260,940
Customers’ liability to this bank on acceptances outstanding	225,935
Intangible assets
Goodwill	2,027,675
Other intangible assets	75,330
Other assets	4,843,295

Total assets	$76,683,021

LIABILITIES
Deposits:
In domestic offices	$33,212,852
Noninterest-bearing	12,997,086
Interest-bearing	20,215,766
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,210,507
Noninterest-bearing	595,520
Interest-bearing	23,614,987
Federal funds purchased in domestic offices	375,322
Securities sold under agreements to repurchase	246,755
Trading liabilities	2,335,466
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	959,997
Bank’s liability on acceptances executed and outstanding	227,253
Subordinated notes and debentures	2,090,000
Other liabilities	5,716,796

Total liabilities	$69,374,948

Minority interest in consolidated subsidiaries	540,772
EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus	1,056,295
Retained earnings	4,463,720
Accumulated other comprehensive income	(112,002)
Other equity capital components	0

Total equity capital	6,767,301

Total liabilities minority interest and equity capital	$76,683,021

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi
Gerald L. Hassell	Directors
Alan R. Griffith